                                                                    EXHIBIT 99.1


                             INFORMATION STATEMENT
                          ___________________________

                                  Spin-off of
                                  Palm, Inc.
                           Through the Distribution
                                      By
                               3Com Corporation
                           of 532,000,000 Shares of
                               Palm Common Stock
                                      to
                           3Com Common Stockholders

     We are sending you this Information Statement because we are spinning off our Palm, Inc. subsidiary to the holders of our common stock. We are effecting this spin-off by distributing 1.483974012 shares of Palm common stock as a dividend on each outstanding share of 3Com common stock, amounting to 532,000,000 shares of Palm common stock in total. The dividend will be payable on July 27, 2000 to holders of shares of 3Com common stock that are issued and outstanding as of July 11, 2000, and, as described below, who hold the shares as of 5:00 p.m. Eastern time on July 27, 2000.

     Palm is the leading global provider of handheld computing devices. Palm develops, designs and markets its Palm-branded handheld devices, which currently include its Palm III, Palm V and Internet-enabled Palm VII product families. Last year, the 3Com board of directors determined that it would be in the best interests of 3Com and its stockholders to separate Palm from 3Com. In March 2000, Palm completed an initial public offering of 26,450,000 shares of its common stock. Following this spin-off, we will no longer own any shares of Palm and Palm will be a fully independent, publicly traded company. No vote of 3Com stockholders is required in connection with the Palm spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, Palm and Palm common stock, for your information only. If you would like more information, please call Corporate Investor Communications (CIC) our information agent, at 1-888-560-9626, or our investor information line toll free in the USA at 1-877-463-6326 (1-703-386-4710 for international based calls) or check our website at http://www.3com.com/investor.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the Palm common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense. The date of this Information Statement is July 14, 2000.

                                 July 14, 2000

Dear 3Com Stockholder:

     We are pleased to send you this Information Statement about our spin-off of Palm, Inc. The Information Statement provides you with important information concerning:

     . the U.S. federal income tax treatment of the Palm shares you will receive,

     .    how we determined the number of shares you will receive,

     .    how fractional shares will be treated,

     .    the background and business of Palm, and

     .    how you can obtain additional information about these matters.

     We are confident that the spin-off will benefit 3Com, Palm and you, our stockholders. We believe that both 3Com and Palm will become stronger and more competitive as a result of the separation. Thank you for your investment in 3Com.


                                Sincerely,


                                /s/  Eric A. Benhamou

                                Eric A. Benhamou
                                Chairman and Chief Executive Officer
                                3Com  Corporation


                                5400 Bayfront Plaza
                                Santa Clara, CA 95054
                                www.3com.com

                   INFORMATION ABOUT THE PALM, INC. SPIN-OFF

The Spin-off

     In May of 2000, the 3Com board of directors approved the spin-off of Palm to holders of 3Com's common stock. To effect this spin-off, the 3Com board declared a dividend on 3Com common stock consisting of 532,000,000 shares of Palm common stock owned by 3Com. These shares represent about 94.3% of the outstanding Palm common stock. The dividend will be paid at 5:00 p.m., Eastern time, on July 27, 2000, in the amount of 1.483974012 shares of Palm common stock for each share outstanding of 3Com common stock as described below.

     You will not be required to pay any cash or other consideration for the shares of Palm common stock distributed to you or to surrender or exchange your shares of 3Com common stock to receive the dividend of Palm common stock.

The Number of Shares You Will Receive

     For each share of 3Com common stock that you owned at 5:00 p.m. Eastern time on July 11, 2000, the record date, you will receive that number of shares equal to the quotient obtained by dividing the total number of shares of Palm common stock to be distributed in the spin-off by the total number of shares of 3Com common stock outstanding at 5:00 p.m. Eastern time on the record date. Thus, the following equation determines the number of shares of Palm common stock you will receive for each share of 3Com common stock you hold:


Total number of shares of Palm to be
distributed in the spin-off                  532,000,000
-------------------------------------    ------------------
                                      =      358,496,844      =     1.483974012

Total number of shares of 3Com common stock outstanding as of 5:00 p.m., Eastern time, on the record date


     Based on the number of shares of 3Com common stock outstanding as of July 11, 2000, you will receive 1.483974012 shares of Palm common stock for each share of 3Com common stock you owned at 5:00 p.m. Eastern time on the record date.

     Please note if you sell your shares of 3Com common stock between the record date and the distribution date in the "regular way" market, you will be selling your dividend shares. Please see "Trading between the Record Date and Distribution Date" below.

TRADING BETWEEN THE RECORD DATE AND DISTRIBUTION DATE

     Between the record date and July 27, 2000, the distribution date, there will be two markets in 3Com common stock, a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market will trade with an entitlement to shares of Palm common stock distributed pursuant to the spin-off. Shares that trade on the ex-dividend market will trade without an entitlement to shares of Palm common stock distributed pursuant to the spin-off. Therefore, if you owned shares of 3Com common stock at 5:00 p.m. Eastern time on the record date, and sell those shares on the regular way market prior to July 27, 2000, the distribution date, you will also be trading the shares of Palm common stock that would have been distributed to you pursuant to the spin-off. If you sell those shares of 3Com common stock on the ex-dividend market prior to the distribution date, you will still receive the shares of Palm common stock that were to be distributed to you pursuant to your ownership of the shares of 3Com common stock.

     Furthermore, between the record date and distribution date there will be two markets in Palm common stock, a "regular way" market and a "when-issued trading" market. The regular way market will be the same market for shares of Palm common stock that currently exists. The when-issued trading market will be a market for shares of Palm common stock that will be distributed to 3Com stockholders on the distribution date. If you owned shares of 3Com common stock at 5:00 p.m. Eastern time on the record date, then you are entitled to shares of Palm common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of Palm common stock, without the shares of 3Com common stock you own, on the when-issued trading market.

When and How You Will Receive the Dividend

     We will pay the dividend on July 27, 2000 by releasing our shares of Palm common stock to be distributed in the spin-off to EquiServe Trust Company, N.A., our transfer agent. As of 5:00 p.m, Eastern time, on July 27, 2000 the transfer agent will cause the shares of Palm common stock to which you are entitled to be registered in your name or in the "street name" of your brokerage firm. Most 3Com stockholders have their 3Com certificates held on account by a stock brokerage firm. In such cases, the brokerage firm is the registered holder or "street name" and the physical Palm certificates will be mailed to the brokerage firm. Your broker will in turn electronically credit your account for the Palm shares you are entitled to receive. This will take 3 to 8 business days after July 27, 2000. If you have any questions in this regard, we encourage you to contact your broker on the mechanics of having the Palm shares posted to your account.

If you physically hold the 3Com stock certificates and are the registered holder, the Palm certificates will be mailed directly to you. You will receive stock certificates representing your ownership of whole shares of Palm common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of Palm common stock promptly after July 27, 2000, the distribution date.

The transfer agent will not deliver any fractional shares of Palm common stock in connection with the spin-off. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. Your check for any cash that you may be entitled to receive instead of fractional shares of Palm common stock will follow separately. We currently estimate that it will take about two weeks from the dividend payment date for the transfer agent to complete these mailings.

U.S. Federal Income Tax Consequences

     Tax-Free Status of the Spin-off.  We have received a private letter ruling
     -------------------------------
from the U.S. Internal Revenue Service stating that our distribution of Palm common stock to our common stock holders in connection with the spin-off will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

     . 3Com common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Palm common stock as a result of the spin-off; and

     .    3Com will not recognize gain or loss as a result of the spin-off.

     Although private letter rulings are generally binding on the IRS, we will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply and both 3Com and our common stock holders could be subject to tax.

     Subsequent Sale of Stock.  If you sell your shares of Palm common stock or
     ------------------------
3Com common stock after the spin-off, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     Allocation of Tax Basis.  The tax basis in your shares of 3Com common stock
     -----------------------
immediately prior to the spin-off will be allocated between your Palm common stock and 3Com common stock in proportion to the their relative fair market value on the July 27, 2000 distribution date. Following the spin-off, your aggregate tax basis in your shares of 3Com common stock and Palm common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of 3Com common stock immediately prior to the spin-off.

     The tax basis of a share of 3Com common stock after the distribution will equal the tax basis of the 3Com common stock before the distribution multiplied by a fraction the numerator of which is the fair market value of a share of 3Com common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the 3Com common share immediately after the distribution and the fair market value of the Palm common stock received in the distribution with respect to such share of 3Com common stock.

     The tax basis of a share of Palm common stock after the distribution is equal to the tax basis of the 3Com common stock before the distribution multiplied by a fraction the numerator of which is the fair market value of a share of Palm common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the 3Com common share immediately after the distribution and the fair market value of the Palm common stock received in the distribution with respect to such share of 3Com common stock.

     Please note that this calculation must be repeated for each block of shares that you own.

     Holding Period.  The holding period of the shares of Palm common stock that
     --------------
you receive as a result of the spin-off will include, and be the same as, the holding period for your shares of 3Com common stock with respect to which your distribution of Palm common stock was made, provided that your shares of 3Com common stock are held as a capital asset on the dividend payment date.

     Treatment of Fractional Shares.  If you receive cash in lieu of a
     ------------------------------
fractional share of Palm common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the 3Com common stock on which you received your distribution of Palm common stock.

     Examples.
     --------

     To aid you in calculating the allocation of your tax basis, we have provided an examples below, based on the fictitious Companies A and B. In the following examples, "Company A" is the name of the parent company spinning off its subsidiary, "Company B." Pursuant to Company A's distribution of the stock it holds of Company B, each holder of Company A common stock is entitled to receive 1.5 shares of Company B common stock for every share of Company A common stock held by such holder.

          On May 1, 1999 Stockholder purchased 75 shares of Company A common stock at $30 per share for a total of $2,250. Stockholder's tax basis in her shares of Company A common stock is $2,250. On the distribution date, the fair market value of Company A common stock was $20 per share and the fair market value of Company B common stock was $40 per share. After the distribution, Stockholder was entitled to 112.5 shares of Company B common stock. Stockholder received 112 shares of Company B common stock and $20 in cash, one-half of the value of one share of Company B common stock.

          The tax basis allocable to a share of Company A common stock after the distribution is computed as follows:

               30 x (20 / (20 + (1.5 x 40))) = $7.50 per share, or

               30 x (20 / (20 + 60)) = $7.50 per share.

          The tax basis allocable to a share of Company B. common stock after the distribution date is computed as follows:

               30 x (40 / (20 + (1.5 x 40))) = $15 per share, or

               30 x (40 / (20 + 60)) = $15 per share.

          Stockholder will be subject to long-term capital gains tax on $12.50, the difference between her basis in one half of a share of Company B common stock, or $7.50 and the $20 she received as payment for her half share of Company B common stock.

          We can test to prove that all of the original basis has been allocated and accounted for, as follows:

               75 shares of Company A stock x $7.50 per share equals $562.50,

               112 shares of Company B stock x $15 per share equals $1,680, and

               1/2 share of Company B stock treated as sold x $15 per share equals $7.50.

          The sum of these three is $2,250.

          Please note that these calculations will need to be repeated for each block of shares in which a shareholder has a different basis.

     State, Local and Foreign Tax Consequences.  You should consult your own tax
     -----------------------------------------
advisor regarding the state, local and foreign tax consequences of your receipt of shares of Palm common stock and any payment for fractional shares.

     With regard to stockholders subject to tax in the United Kingdom, we have received guidance from the U.K. Inland Revenue that states the distribution should be a capital matter and not an income distribution. For stockholders subject to tax in Ireland, we have received guidance from the Irish Tax Inspector that the transaction should be treated as a reconstruction under
Section 587 of the Taxes Consolidation Act of 1997.

     Tax Return Statement.  U.S. Treasury regulations require you to attach a
     --------------------
detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the spin-off occurs. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

     The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                            INFORMATION ABOUT PALM
                            ----------------------

Overview of Palm

                                   BUSINESS

     Palm is the leading global provider of handheld computing devices. Palm develops, designs and markets its Palm-branded handheld devices, which currently include its Palm III, Palm V and Internet-enabled Palm VII product families. According to International Data Corporation, in the first half of 1999 Palm had a 70% market share of the worldwide personal companion handheld device market, which International Data Corporation defines as small, pocket-sized devices that feature pen-based input and allow users to automatically copy and conform, or synchronize, information between the device and a personal computer. Palm devices have also won numerous awards, including Business Week's "Design of the Decade-Gold Award" and PC Computing's Most Valuable Product award for "Best Pocket PC" in 1999. Palm intends to build on its global leadership in handheld computing devices through continued innovation and focus on addressing customer needs.

     The Palm operating system and related software, which Palm refers to as its Palm platform, have been the cornerstone of its success in the handheld device market. The Palm platform combines the distinctive look, feel and ease of use of its Palm OS operating system with HotSync technology that enables users to synchronize information between a Palm device and a personal computer, as well as pen-based input technology and personal information management applications such as datebook and address book. Its Palm VII product also includes web-clipping software that allows Internet content providers and users to send and receive information via the Internet in a format optimized for handheld devices. In addition to including the Palm platform in its Palm-branded devices, Palm licenses the Palm platform to manufacturers of information appliances, which Palm defines as handheld devices that enable users to access and manage information. Palm intends to establish its Palm platform as the leading operating system in the rapidly converging markets of handheld computing devices, information appliances, mobile phones and handheld entertainment devices.

     Palm has also established the Palm.Net wireless Internet access service, which supports the Palm VII device and generates revenue from monthly subscription fees. Palm.net subscribers can obtain wireless access to information such as real-time stock quotes, news headlines and airline flight schedules. In addition, the Palm.Net service enables mobile users to access an increasing array of enterprise data and applications. Palm has also developed its Palm.com website, which is emerging as an important destination site for its customers, users and developer community. As part of its Internet strategy, Palm is expanding its Internet destination sites to provide new functionality enabling access to a wider variety of information while in a mobile setting and facilitate e-commerce.

     Palm believes that the continued adoption of handheld devices as well as its strategic focus on Palm platform licensing and Internet services present Palm significant growth opportunities. Palm will continue its efforts to identify and respond to customer needs as handheld computing devices become more sophisticated, reach a broader customer base and become an increasingly important means of Internet access on a global basis.

     As of June 2, 2000 Palm had sold over 7.1 million Palm devices worldwide. As of June 2, 2000, more than 82,000 third-party developers had registered to create applications based on the Palm platform. Palm revenues have increased from approximately $1 million in fiscal 1995 to approximately $1.1 billion in fiscal 2000.

Background of the Separation of Palm from 3Com

     On September 13, 1999, 3Com announced its plan to make Palm, a wholly-owned subsidiary, into an independent, publicly-traded company focused on the handheld computing industry. On November 30, 1999, 3Com's board of directors approved the separation of Palm from 3Com and the initial public offering of shares of Palm common stock. In connection with the spin-off, the separation of Palm from 3Com occurred on February 26, 2000. After the completion of Palm's initial public offering in March 2000, 3Com owned approximately 94.3% of the shares of Palm common stock.

     In the final step of the separation, 3Com plans to distribute all of the shares of Palm common stock it owns to the holders of 3Com's common stock on a pro rata basis. In May of 2000, the 3Com board of directors approved the spin-off of 532,000,000 of 3Com's shares of Palm common stock to holders of 3Com common stock by means of a dividend as described in this Information Statement. After the spin-off, 3Com will not own any shares of Palm common stock and Palm will be a fully independent, publicly traded company.

                      INFORMATION ABOUT PALM COMMON STOCK
                      -----------------------------------

Palm Common Stock

     Under Palm's Amended and Restated Certificate of Incorporation, the authorized capital stock of the company is 2,000,000,000 shares of common stock, $0.001 par value, and 125,000,000 shares of undesignated preferred stock, $0.001 par value. As of June 2, 2000, there were 564,963,427 shares of Palm common stock outstanding and no shares of Palm preferred stock outstanding.

Market for Palm Common Stock

     Palm common stock trades on the Nasdaq National Market under the symbol "PALM." A public market was established for Palm common stock as a result of Palm's initial public offering in March 2000.

     The following table sets forth, for the periods indicated, the high and low sale prices of Palm common stock as reported on the Nasdaq National Market. We urge you to obtain current quotations for the Palm common stock.

               2000                            High               Low
          March 2 to July 13                 $165.00            $19.875

Palm Transfer Agent

     The transfer agent and registrar for Palm common stock is EquiServe Trust Company, N.A. You may contact the transfer agent and registrar at the address set forth below. All correspondence should be sent to the following address:


     EquiServe Trust Company, N.A.
     Shareholder Services
     150 Royall Street
     Canton, MA 02021

     Palm and 3Com are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. Palm has been subject to the Securities Exchange Act Reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Palm, we urge you to read Palm's reports filed with the SEC.

     You may read and copy Palm's and 3Com's reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     Each of Palm and 3Com maintains a website that offers additional information about the company.

     .    Visit Palm's website at http://www.palm.com
                                  -------------------

     .    Visit 3Com's website at http://www.3com.com
                                  -------------------